UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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IGI, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IGI, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 24, 2006 at 10:00 a.m. at The Embassy Suites, 4350 PGA Boulevard, Palm Beach, Florida 33410 (the “Meeting”), for the purpose of considering and voting upon the following matters:

1.	To elect four (4) directors to serve until the next Annual Meeting of Stockholders.

2.	To approve the adoption of an amendment to increase the number of shares by 200,000 as authorized and available under the Company’s 1999 Director Stock Option Plan.

3.	To approve the adoption of an amendment to increase the number of shares by 500,000 as authorized and available under the Company’s 1999 Stock Incentive Plan, and to ensure compliance with Section 409A of the Internal Revenue Code.

4.	To approve the adoption of an amendment to increase the number of shares by 200,000 as authorized and available under the Company’s 1998 Directors Stock Plan.

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors has fixed the close of business on April 5, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2005, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

Frank Gerardi

CEO& Chairman

April 28, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

IGI, INC.

105 Lincoln Avenue

Buena, New Jersey 08310

PROXY STATEMENT

For Annual Meeting of Stockholders

To Be Held May 24, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006 at 10 a.m. at The Embassy Suites, 4350 PGA Boulevard, Palm Beach, Florida 33410, and at any adjournments thereof (the “Meeting”).

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company at 105 Lincoln Avenue, Buena, New Jersey 08310. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

Only the record holders of shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) at the close of business on April 5, 2006 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On April 5, 2006, there were 12,744,112 shares of Common Stock issued and outstanding.

The Notice of Meeting, Proxy Statement, the enclosed Proxy and the Company’s Annual Report for the year ended December 31, 2005 are being mailed to stockholders on or about May 2, 2006.

Beneficial Ownership of Common Stock

The following table sets forth information as of April 5, 2006 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the executive officers of the Company listed in the “Summary Compensation Table” below (collectively, the “Named Executive Officers”), and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class (1)
5% Stockholders

Stephen J. Morris	2,855,595	(1)	22.2%
IGI Director
66 Navesink Avenue
Rumson, NJ 07760

Frank Gerardi	1,602,261	(2)	12.2%
IGI CEO & Chairman
c/o Univest Mgt. Inc. EPSP
149 West Village Way
Jupiter, FL 33458

Edward B. Hager, M.D.	1,586,631	(3)	12.3%
Pinnacle Mountain Farms
Lyndeboro, NH 03082

Jane E. Hager	1,584,644	(4)	12.3%
Pinnacle Mountain Farms
Lyndeboro, NH 03082

Other Directors and Executive Officers Named In Summary Compensation Table
Terrence O’Donnell	337,596	(5)	2.6%
Nadya Lawrence	264,178	(6)	2.0%
Donald W. Joseph	136,169	(7)	1.1%
Rajiv Mathur	15,000	(8)	0.1%

All Executive Officers and Directors, As a Group
All executive officers and directors, as a group (7 Persons)	5,278,504	(9)	38.3%

Percentage of beneficial ownership for each person listed is based on 12,744,112 shares of Common Stock issued and outstanding as of April 5, 2006, and includes the shares of Common Stock underlying options, or other rights, held by such persons that are exercisable within 60 days after April 5, 2006.

(1)	Includes 816,300 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Also includes 154,460 shares, which are held in an account on behalf of Mr. Morris’ children, over which Mr. Morris has voting and investment control, 42,000 shares held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control. Includes 117,016 shares which Mr. Morris may acquire pursuant to stock options exercisable within 60 days after April 5, 2006 and 26,666 shares which Mr. Morris may acquire pursuant to warrants exercisable within 60 days after April 5, 2006.
(2)

Mr. Gerardi is the Chief Executive Officer and Chairman of the Board of Directors of IGI, Inc. Includes 1,142,833 shares which are held by the Univest Management, Inc. Employee Profit Sharing Plan (“Univest EPSP”) for the benefit of Mr. Gerardi and his wife as fully vested participants thereunder, over which Mr. Gerardi has voting and investment control as the Trustee of the Univest EPSP. Includes 47,300 shares which are held by Univest Partners, L.P., Ltd., over which Mr. Gerardi has voting and investment control as the sole limited partner and sole shareholder of the corporate general partner, Univest Management, Inc. Includes 342,016 shares which may be acquired by Mr. Gerardi pursuant to stock options exercisable within 60 days after April 5, 2006 and 26,666 shares which Mr. Gerardi may acquire pursuant to warrants exercisable within 60 days after April 5, 2006.

(3)	Includes 150,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after April 5, 2006. Includes 773,148 shares and warrants to purchase 26,666 shares exercisable within 60 days after April 5, 2006 beneficially owned by Dr. and Mrs. Hager, who, as co-trustees of the Hager Family Trust, share voting and investment power. Includes 30,000 shares held by the Jane E. Hager Trust of 1990, of which Dr. Hager is a beneficiary or trustee. The information with respect to Dr. Hager is based on filings by the Hagers, transactions by the Hagers with the Company and the information with respect to the Jane E. Hager Trust of 1990 is based on information provided by Jane Hager.
(4)	Includes 95,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after April 5, 2006. Includes 773,148 shares and warrants to purchase 26,666 shares exercisable within 60 days after April 5, 2006, beneficially owned by Dr. and Mrs. Hager, who, as co-trustees of the Hager Family Trust, share voting and investment power. Includes 30,000 shares held by the Jane E. Hager Trust of 1990, of which Mrs. Hager is trustee or beneficiary. The information with respect to Mrs. Hager is based on filings by the Hagers, transactions by the Hagers with the Company and the information with respect to the Jane E. Hager Trust of 1990 is based on information provided by Jane Hager.
(5)	Includes 170,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 5, 2006.
(6)	Includes 255,250 shares which may be acquired pursuant to stock options exercisable within 60 days after April 5, 2006.
(7)	Mr. Joseph is not standing for re-election. Includes 47,016 shares which may be acquired pursuant to stock options exercisable within 60 days after April 5, 2006.
(8)	Includes 15,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 5, 2006.
(9)	Includes 1,064,630 shares which may be acquired pursuant to stock options and warrants exercisable within 60 days after April 5, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (“Reporting Persons”) to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. SEC regulations also require such persons to furnish the Company with copies of all such reports. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that, except as set forth below, during 2005 its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements. During 2005, Frank Gerardi filed two late Form 4s reporting four late transactions. Terrence O’Donnell filed one late Form 4 reporting a total of two transactions. Stephen Morris filed one late Form 4 reporting a total of two transactions. Donald Joseph filed one late Form 4 reporting two transactions. Nadya Lawrence filed a Form 5 in 2006 reporting holdings that would have otherwise been reported on a Form 3 in 2001 and reporting late seven transactions occurring between May 2001 to December 2005 and Ms. Lawrence filed a late Form 4 in 2006 reporting 3 transactions occurring in 2006. Rajiv Mathur filed a late Form 3 in 2005 reporting no holdings and a Form 5 in 2006 reporting late one transaction occurring in 2005. Carlene Lloyd filed a Form 5 in 2006 reporting holdings that would otherwise have been reported on a Form 3 in 2004, and reported late two transactions occurring in December 2004 and December 2005. Jane Hager, a 10% beneficial owner is in the process of filing a Form 5 in 2006 reporting late the purchase of stock and warrants in December, 2005 with respect to the acquisition by the Hager Family Trust of securities of the Company and also reporting late the acquisition of stock by the Jane E. Hager Trust of 1990 through the exercise of options in 2005. Edward Hager, a 10% beneficial owner is in the process of filing a Form 5 in 2006 reporting late the purchase of stock and warrants in December 2005 with respect to the acquisition by the Hager Family Trust of securities of the Company and also reporting late the acquisition of stock by the Jane E. Hager Trust of 1990 through the exercise of options.

Votes Required

The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

Abstentions with respect to Proposals 2, 3 and 4 (amending various equity incentive plans) are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) on Proposals 2, 3 and 4 are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Shareholders may not exercise appraisal rights in connection with any proposals being considered at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefore is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The table below sets forth certain information with respect to the nominees.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Terrence O’Donnell	62	1993

Executive Vice President and General Counsel,

Textron Inc., a producer of aircraft, automotive products and industrial products, since March 2000; Member of the Law Firm of Williams & Connolly, Washington, D.C., since April 1991 and from March 1977 to October 1989; General Counsel of Department of Defense from October 1989 to March 1991; Special Assistant to President Ford from August 1974 to January 1977; Deputy Special Assistant to President Nixon from May 1972 to August 1974; Director of ePlus, Inc. (formerly MLC Holdings), a provider of enterprise cost management software

Stephen J. Morris	73	1999

Chairman of Pure Energy Corporation, a developer of

cleaner burning motor fuels and production technologies to produce bio-chemicals, since September 2003; Co-founder and General Manager of John Morris Sons, Inc., a hotel and restaurant enterprise, which Mr. Morris owned and managed from July 1958 to December 1998; Co-founder and Advisor of International Scientific Communications, a scientific publishing company, since 1969

Frank Gerardi	61	2002	Chief Executive Officer of IGI, Inc. since September 2003; President of Univest Management, Inc., a management consulting company, since 1986; member of the New York Stock Exchange from 1969 to 1986

Rajiv Mathur	51	2005	Vice President Skin Care, Cardinal Health Topical Technologies, a pharmaceutical distribution and marketing company, since 2001; head of the IGI, Inc.’s Research and Development team from 1992 to 2001. Mr. Mathur holds an MBA and a Bachelor of Science, Pharmacy

For information relating to shares of the Company owned by each of the directors, see “Beneficial Ownership of Common Stock.”

Executive Officers

In addition to Frank Gerardi, the following people serve as executive officers of the Company:

Name	Title
Nadya Lawrence	Vice President of Operations
Carlene Lloyd	Vice President of Finance

Nadya Lawrence (37) has served as the Company’s Vice President of Operations since 2001. Prior to that, Ms. Lawrence served as the Company’s R&D Technical Director and R&D Manager from 1995 to 2001.

Carlene Lloyd (33) has served as the Company’s Vice President of Finance since July 2004. Prior to that, Ms. Lloyd served as the Company’s Controller and Senior Accountant from 1998 to 2004.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The present composition of the committees of the Board of Directors are set forth below. Membership of the committees may change at the time of the Meeting due to the election of new directors. The Board of Directors has determined that each member (i.e., Donald Joseph, Rajiv Mathur and Terrence O’Donnell) of each committee, other than the Executive Committee, satisfy the independence standards applicable and established by the American Stock Exchange (“AMEX”) and the Securities and Exchange Commission (“SEC”) and that each member is free of relationships that would interfere with the individual exercise of independent judgment. Mr. Joseph is not standing for re-election at the Meeting and as a result will not be a director of the Company or a member of the aforementioned committees of the Company following the Meeting.

Executive Committee.    The Executive Committee has, during times between Board meetings, all the authority of the Board in the management of the Company’s business, except that the Executive Committee has no authority for any matters as to which the Board has specifically directed otherwise and for certain matters set forth under law and in the By-Laws. In practice, the Executive Committee usually acts only on matters specifically delegated to it by the Board and on matters of a more routine nature, and matters to be acted upon must be approved by the independent member of the Committee.

The members of the Executive Committee are Frank Gerardi (Chair), Stephen Morris and Donald Joseph. During the Company’s fiscal year 2005, the Executive Committee did not meet. Mr. Joseph is not standing for re-election at the Meeting and as a result will not be a director of the Company or a member of the Executive Committee of the Company following the Meeting.

Organization and Compensation Committee.    The Board of Directors has adopted a charter governing the duties and responsibilities of the Organization and Compensation Committee. Pursuant to the charter, the purpose of the Committee shall be to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers. In furtherance of this purpose, the Committee shall have the following goals and responsibilities:

•	Review with appropriate representatives of IGI management: IGI’s organization structure and, in particular, the responsibilities and performance of executive officers and from time to time senior operations executives and the plans for their succession; and report at least annually thereon to the Board of Directors.

•	Consider appropriate competitive data and recommend to the Board compensation and fringe benefits (except pension generally applicable to salaried employees) for executive officers.

•	Consider appropriate competitive data and any recommendation made by the Chief Executive Officer and approve: (i) executive salary structure; and (ii) compensation and fringe benefits (except pensions generally applicable to salaried employees) for other corporate officers.

•	In connection with IGI’s annual incentive compensation programs, each year: (i) review and approve the Chief Executive Officer’s goals and his/her performance against those goals; (ii) approve annual incentive compensation targets; (iii) approve an annual incentive compensation award for the Chief Executive Officer, other executive officers and other corporate officers; (iv) review the annual performance objectives of the other executive officers; and (v) review annual incentive compensation awards for senior operations executives.

•	Review with appropriate officers of IGI: (i) changes in corporate officers; (ii) policy on matters pertaining to compensation; (iii) special benefits and perquisites; (iv) each year on a retrospective basis, compensation changes made in the prior year to determine whether policies established by the Committee have been executed as intended and are achieving the intended result; (v) each year on a retrospective basis, corporate results against corporate goals; and (vi) any other matter of concern to the Committee relating to overall corporate organization or compensation policy for IGI.

The members of the Organization and Compensation Committee are Rajiv Mathur (since September, 2005), Donald Joseph and Terrence O’Donnell (Chair). During the Company’s fiscal year 2005, the Organization and Compensation Committee met two times. Mr. Joseph is not standing for re-election at the Meeting and as a result will not be a director of the Company or a member of the Organization and Compensation Committee of the Company following the Meeting.

Audit Committee.    The Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company’s annual financial statements, as well as its internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter requires that the Audit Committee consist solely of no fewer than three independent directors. For part of 2005, the Audit Committee was comprised of only two independent directors: Donald Joseph and Terrence O’Donnell. This is due to the fact that there were only four directors in total, two of whom were independent.1 With the addition of Mr. Mathur as a director, there are now three independent directors, each of whom is a member of the Audit Committee. Mr. Joseph is not standing for re-election at the Meeting and as a result will not be a director of the Company or a member of the Audit Committee of the Company following the Meeting, and as a result the Audit Committee will once again consist of two members.

As described more fully in its Audit Committee Charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication between the Audit Committee, the Board of Directors, outside auditor and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the outside auditor, in accordance with its business judgment. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its outside auditor. Pursuant to the charter, the function of the Audit Committee includes:

•	to provide the opportunity for direct communication between the Board of Directors and the Company’s external auditors;

[1]	AMEX Rule 121(c), provides that “Small Business Issuers” (as defined in SEC Regulation S-B) are only required to maintain a Board of Directors comprised of at least 50% of independent directors and an Audit Committee of at least two members, comprised solely of independent directors. IGI qualifies as a Small Business Issuer (i.e., the Company is a U.S. issuer with revenues less than $25,000,000 and has a public float less than $25,000,000).

•	to monitor the design and maintenance of the Company’s system of internal accounting controls;

•	to select, evaluate and, if necessary, replace the external auditors;

•	to review the results of internal and external audits as to the reliability and integrity of the financial and operating information systems established to monitor compliance with the Company’s policies, plans and procedures and with laws and regulations; and

•	to review the relationship between the Company and the external auditors to ascertain the independence of the external auditors.

The members of the Audit Committee are Terrence O’Donnell (Chair), Donald Joseph and Rajiv Mathur (since September, 2005). The Board of Directors has determined that Terrence O’Donnell is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee met six times during the Company’s fiscal year 2005. A report of the Audit Committee is set forth herein. Mr. Joseph will not be a member of the Audit Committee following the Meeting, as he is not standing for re-election.

Nominating and Corporate Governance Committee.    The Board of Directors has adopted a charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee (“Nominating Committee”). Pursuant to the charter, the purpose of the Nominating Committee is to identify individuals qualified to become board members, and to recommend that the board select the director nominees for the next annual meeting of stockholders, to develop and recommend to the board a set of corporate governance principles applicable to the Company, and to make recommendations on compensation of the Board of Directors. In furtherance of such purpose, the Nominating Committee shall have the following goals and responsibilities:

•	To identify, review and recommend to the Board of Directors qualified candidates for director nominees to fill any existing or anticipated vacancy on the Board of Directors;

•	To identify, review and recommend to the Board of Directors, prior to each year’s annual meeting of stockholders, successors to the class of Directors whose term shall then expire (including any Director in such class proposing to stand for election to another term), and additional director nominees, if any, for election to the Board of Directors on whose behalf the Board of Directors will solicit proxies;

•	To recommend to the Board of Directors the size of the Board of Directors;

•	To review and make recommendations to the Board of Directors with respect to suggestions for director nominees made by stockholders to the Board of Directors or to management in accordance with the By-Laws of the Company;

•	To review annually the Board of Director’s overall performance and oversee the annual performance evaluation for each of its committees;

•	To recommend to the Board of Directors whether resignations tendered by members who have had a substantial change in their job responsibilities should be accepted;

•	To annually review the Board of Directors committee structure, charters and membership and recommend to the Board of Directors changes, if any; and to, in consultation with the Chairman of the Board, recommend to the Board of Directors the assignment of members of the Board of Directors to the various committees and appointment, rotation or removal of committee chairs;

•	To review and make recommendations to the Board of Directors with respect to changes in Directors’ compensation and benefits; and

•	To develop and recommend to the Board of Directors a set of corporate governance guidelines and to review the guidelines at least annually and recommend changes as necessary.

The Nominating Committee shall have sole authority to retain and terminate any consulting firm to assist it in carrying out its duties and responsibilities, as the committee may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and other retention terms.

The Nominating Committee’s process for recruiting and selecting nominees is for Committee members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company’s governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Committee to ascertain his or her interest and willingness to serve, and Committee members discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

The entire Board of Directors, including the Nominating Committee, approves the nomination of the candidates reflected in Proposal 1. The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the Nominating Committee c/o IGI, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. To date, the Nominating Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating Committee expects to evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

The members of the Nominating Committee are Donald Joseph (Chair), Rajiv Mathur and Terrence O’Donnell. The Nominating Committee met one time during the Company’s fiscal year 2005. Donald Joseph is not standing for re-election at the meeting and will no longer be a member of the Nominating Committee following the meeting.

Meeting Attendance

During the Company’s fiscal year 2005, the Board of Directors met 8 times. Each of the current directors attended at least 75% of the meetings of the Board of Directors during the period in which he was a director and the committees on which he served, during the period in which he served.

Stockholder Communications with Directors and Director Attendance at Annual Meetings

Stockholders who wish to send communications to the Company’s Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all stockholder communications which are not forwarded and such communications will be available to any director

It is the policy of our board of directors that directors are strongly encouraged to attend all annual stockholder meetings two of the four directors serving at the time, attended the 2005 annual meeting of stockholders.

Director Compensation and Stock Options

Director Options.    In September 1999, the Board of Directors adopted the 1999 Director Stock Option Plan (the “1999 Plan”). Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares, and (ii) each of the Chairmen of the Audit Committee and the Organization and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant of 15,000 shares at the time of his/her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. All options granted under the 1999 Plan become 100% vested twelve months after the date of grant. For January, 2006, the Board of Directors temporarily waived their rights to receive the aforesaid options, but reserved the right to have such options issued later in the year. On December 9, 2005, the Compensation Committee recommended to our Board of Directors and the Board of Directors approved accelerating the vesting of all unvested stock options outstanding under our employee incentive stock compensation plans and our non-employee director stock compensation plans effective as of December 9, 2005. The Board accelerated the vesting of these options to eliminate the Company’s recognition of compensation expense associated with the affected options under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” which will apply to the Company beginning in the first quarter of 2006.

During 2005, the following number of options were granted under the 1999 Plan on the date indicated to each of the following directors listed below:

Name of Director	Option Grant Date		Number of Options Granted
Frank Gerardi		(1)		(1)
Donald W. Joseph (2)	1/3/05		15,000
Stephen J. Morris	1/3/05		25,000
Terrence O’Donnell	1/3/05		30,000
Rajiv Mathur	9/12/05		15,000

(1)	Mr. Gerardi received options to purchase 150,000 shares in his capacity as CEO and none in his capacity as director.
(2)	Mr. Joseph is not standing for re-election.

Director Fees.    The Board of Directors adopted the 1998 Directors Stock Plan (the “1998 Plan”) in October 1998 to provide each outside director with the right to receive shares of the Company’s Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairmen of certain of the Board committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company’s Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

At a Board meeting held on July 19, 2002, the Directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Plan as compensation for service on the Board in an effort to provide the Company with their personal support, commitment and assistance at a pivotal time in its growth and development. In furtherance thereof during the July 19, 2002 meeting, the Members of the Board collectively agreed to a 50% reduction in the amount of the share grant fee compensation payable to each Director under the 1998 Plan for the third and fourth quarters of 2002. Moreover, the Board continued to honor this commitment for the entire year of 2005 in support of the future success of the Company. Moreover, at the meeting of the Board of Directors on July 23, 2003, a resolution was unanimously adopted providing that unless and until only in the event that the Company returns to profitability shall the Directors’ compensation be prospectively restored to the full amounts provided by the 1998 Plan as in effect prior to the Directors’ voluntary 50% reduction program in effect since July 19, 2002. In addition to the foregoing, Mr. Mathur receives $36,000 annually for service as director. Because he first became a director in September 2005, in 2005 he received $9,000 for service as director.

Certain Relationships and Related Transactions

In February 2004, the Company signed a license agreement with Universal Chemical Technologies, Inc. (“UCT”) to utilize its patented technology for an electroless nickel boride metal finishing process. This was a new venture for the Company and the Company had capital expenditures of approximately $913,000, of which $308,000 related to building improvements and $605,000 related to purchases of equipment, spread over 2004 and 2005 (approximately $131,000 in 2005) in order to set up the operations. The Company has an exclusive license within a 150 mile radius of its facility for commercial and military applications. In the start of the second quarter of 2005, the Company began production in our metal finishing division, utilizing the patented UltraCem technology. However, certain customers of the consumer products division informed us that they are not comfortable with the metal finishing division being housed in the same facility as our consumer products division. In light of this new information, the Company has decided to cease operations of the metal finishing division at our corporate manufacturing facility. We continue sample testing for customers at the UCT facility in Florida. Once purchase orders are received for this division, management will decide whether to move the metal finishing division to another facility or sell the division to a potential buyer. Due to the uncertain future of the metal plating division, management has recorded an impairment charge of $175,000 in the fourth quarter of 2005 on the equipment for the plating line. Management feels there is a high probability that we will receive an acceptable offer from a third party to purchase and move the equipment to their facility before we are able to secure a contract and/or purchase orders for this division. Management has evaluated a few informal offers and feels that the impairment charge taken will record the equipment at its fair market value. The Company still maintains the belief that there is the possibility of revenue and profit growth using this application, but there is no guarantee that it will materialize. Frank Gerardi, the Company’s Chairman and Chief Executive Officer, as well as a major IGI stockholder, has personally invested $350,000 in UCT, which represents less than a 1% ownership interest in UCT. The Company has not budgeted for any additional expenditure for fiscal year 2006 in connection with the UCT license agreement.

On December 12, 2005, the Company issued a secured promissory note (the “Note”) in favor of Univest Management EPSP (“Univest”), c/o Frank Gerardi, Trustee, or its registered assigns (the “Holder”), in the principal amount of $1,000,000. Mr. Gerardi is the Chairman and Chief Executive Officer of the Company and he is the trustee and controls Univest. The Note is payable on or before the earlier to occur of (i) the closing of the conveyance by the Company of its real property, identified as Lots 22.02 and 23 on the Tax Map of Buena Vista Township, Atlantic County, New Jersey (“Lots 22.02 and 23”) and (ii) July 31, 2006. The Note is secured by a mortgage covering Lots 22.02 and 23. It is anticipated that the sale/leaseback of Lots 22.02 and 23, pursuant to that certain Agreement for Purchase and Sale, dated November 18, 2005, will take place during the first half of 2006. On January 30, 2006, the Company entered into a letter agreement (the “Letter Agreement”) with Univest (the “Holder”). Pursuant to the Letter Agreement, the stated interest rate on the secured promissory note, dated December 12, 2005, in favor of the Holder, was revised from 30% per annum to 12% per annum as of February 1, 2006.

For 2005, Frank Gerardi (CEO and Chairman of the Board and 12.2% beneficial owner) and Stephen Morris (Director and 22.2% beneficial owner) each personally agreed to loan the Company up to $500,000 each, if necessary, to fund any deficit of the Company through December 31, 2005. This loan offer has not been renewed for fiscal year 2006.

On December 15, 2005, the Company entered into agreements to sell four units (the “Units”) to accredited investors, pursuant to a Private Placement Memorandum dated November 11, 2005, for an aggregate purchase price of $400,000. Each Unit consists of 133,333 shares of common stock of the Company, $.01 par value per share (the “Common Stock”), and warrants to purchase 26,666 shares of the Common Stock (the “Warrants”). Stephen Morris a director purchased one unit, Univest, an entity controlled by Mr. Girardi purchased one unit and the Hager Family Trust of which Jane Hager and Edward Hager are co-trustees purchased one unit. Each of Frank Gerardi, Stephen Morris, and Jane Hager and Edward Hager may be deemed to own more than 10% of the Company’s outstanding stock. The remaining unit was purchased by an outside investor. The Warrants are exercisable for two years from the date of issuance at an exercise price of $0.90 per share, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. The Warrants do not entitle the holders to any voting or other rights as a stockholder until such Warrants are exercised and common stock is issued.

REPORT OF THE AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with the Board of Directors, whose primary roles are oversight, counseling and direction to IGI’s management in the best long-term interests of the corporation and its stockholders. The Board’s Audit Committee (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audit of the Company’s annual financial statements. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. The Company is subject as well to related rules concerning audit committee structure, membership, authority and responsibility recently adopted by the American Stock Exchange (“AMEX”).

IGI’s Audit Committee operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee charter requires that the Audit Committee consist solely of no fewer than three independent directors. At the present time, the Audit Committee is comprised of Donald Joseph, Terrence O’Donnell and Rajiv Mathur. Prior to Mr. Mathur joining the Board and the Audit Committee in September, 2004, there were only four directors in total, two of whom are independent, and the Audit Committee consisted of those two directors. Because Mr. Joseph is not standing for re-election, following the meeting, there will be only two independent directors (until another is elected). AMEX Rule 121(c), however, provides that “Small Business Issuers” (as defined in SEC Regulation S-B) are only required to maintain a Board of Directors comprised of at least 50% of independent directors and an Audit Committee of at least two members, comprised solely of independent directors. IGI qualifies as a Small Business Issuer (i.e., the Company is a U.S. issuer with revenues less than $25,000,000 and has a public float less than $25,000,000).

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of IGI’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of IGI’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace IGI’s independent auditors.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The Audit Committee has an annual agenda that includes reviewing IGI’s financial statements, internal controls and audit matters. The Audit Committee meets each quarter with the Company’s external auditors and management to review IGI’s interim financial results before the publication of IGI’s quarterly earnings press releases. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In addition, the Audit Committee generally oversees IGI’s internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by IGI regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by IGI employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of IGI’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. IGI’s independent auditors provide the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors and management that firm’s independence.

Additionally, the Committee considered all audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services. The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considers whether those services provided by the independent auditors are compatible with maintaining auditor independence.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by the Company’s independent auditors are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. IGI has not in recent years obtained any of these services from its independent auditors, and IGI is able to obtain such services, if needed, from other service providers at competitive rates. See “Relationship with Independent Accountants” for more information regarding fees paid to the Company’s independent auditors for services in fiscal years 2005 and 2004.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2005 with management and the independent auditors; management represented to the Audit Committee that IGI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditors represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of IGI’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in IGI’s financial statements. The Audit Committee has received the written disclosures and the letter from Amper, Politziner & Mattia, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management. The Audit Committee has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting control and the overall quality of the Company’s financial reports. In reliance on these views and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in IGI’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

Audit Committee

Terrence O’Donnell (Chairman)

Donald Joseph

Rajiv Mathur

EXECUTIVE COMPENSATION

Report of the Organization and Compensation Committee

Overview and Philosophy

The Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”), previous known as the Human Resources and Compensation Committee and prior thereto as the Compensation and Stock Option Committee, shall be comprised of no fewer than two members. All members of the Compensation Committee shall be independent directors and shall satisfy the independence standards established by the American Stock Exchange and the Securities and Exchange Commission. The members of the Compensation Committee shall be appointed by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board of Directors in its discretion.

The purpose of the Committee shall be to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers.

The objectives of the Company’s executive compensation program are to:

•	Support the achievement of strategic goals and objectives of the Company.

•	Attract and retain key executives critical to the long-term success of the Company.

•	Align the executive officers’ interests with the success of the Company.

Compensation Program

The Company’s executive compensation program consists of three principal elements—base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

Base salary levels for the Company’s executive officers are generally based on a review of compensation for competitive positions in the market, the executives’ job skills and experience and judgments as to past and future contributions of the executives to the Company’s success. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in those businesses in which the Company is engaged, namely, consumer products. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

The Company has implemented a variable compensation plan for its top executives. The purpose of the plan is to directly link management compensation to Company performance. Present plans include expanding the application of the variable compensation plan to more upper level managers. Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s Common Stock. Stock options are granted at an option price equal to the fair market value of the Company’s Common Stock on the date of grant and will only have value if the Company’s stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

Chief Executive Officer’s 2005 Compensation

The factors considered by the Compensation Committee in determining the compensation of Mr. Gerardi, the Chief Executive Officer, in addition to survey data, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company. During 2005, the Compensation Committee increased Mr. Gerardi’s base compensation from $120,000 to $150,000 per year. The Committee authorized this increase because Mr. Gerardi’s salary was and remains significantly below the market level for companies of comparable size. In addition, the Committee approved the entering into of a Severance and Change of Control Agreement for Mr. Gerardi. This type of agreement is less generous than those typically provided to other CEOs.

The Compensation Committee considers stock options to be an important component of the Chief Executive Officer’s compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In 2005, Mr. Gerardi was granted options to purchase 150,000 shares, with an exercise price equal to the fair market value at date of grant. This option was fully vested at grant date. In addition the vesting of options granted to Mr. Gerardi in 2004 was accelerated and the options vested on December 9, 2005.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers (collectively, the “Named Executive Officers”). Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. While the Committee does not currently intend to qualify its annual cash incentive compensation as qualified performance-based compensation, it will continue to monitor the impact of Section 162(m) on the Company. Based on the compensation paid to the Named Executive Officers in 2005, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term.

Organization and Compensation Committee

Donald Joseph (Chairman)

Terrence O’Donnell

Rajiv Mathur

Compensation Committee Interlocks and Insider Participation

The Organization and Compensation Committee is comprised of Messrs. Joseph, O’Donnell and Mathur. Because Mr. Joseph is not standing for re-election, following the meeting, he will no longer be a member of such Committee. No member of the Organization and Compensation Committee was, during fiscal year 2005, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, except that Rajiv Mathur was an officer of the Company from February, 1999 to April, 2001. During fiscal year 2005, no executive officer of the Company served as a director or member of the Organization and Compensation Committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Organization and Compensation Committee, or as a director of the Company.

Employment Agreements

Gerardi Severance and Change of Control Agreement.

Frank Gerardi.    In August 2005, the Company entered into an agreement with Mr. Gerardi, its Chief Executive Officer, whereby he will be entitled to a (i) $150,000 lump sum and (ii) payment for accrued vacation within two weeks of termination of his employment by Company without Cause (as defined in the agreement) or if he terminates his employment for Good Reason (as defined in the agreement). In addition, the Company must provide Mr. Gerardi with health benefits for one year after such terminations.

In addition, upon the occurrence of certain change of control events, Mr. Gerardi is entitled to a (i) $150,000 lump sum and (ii) payment for accrued vacation. The change of control events are: (i) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company’s assets; (ii) the acquisition by any person entity or group (as defined in the agreement, and excepting certain related parties) of 75% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Securities”); or (iii) reorganization, merger, consolidation, share exchange or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 75% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company, the most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 2005 and who were serving as executive officers at the end of 2005 (“Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name/Principal Position (1)	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Frank Gerardi	2005	138,782	(3)	0	150,000	22,330
Chief Executive Officer	2004	118,205		0	52,016	9,030
	2003	18,462		0	0	3,681

Nadya Lawrence	2005	137,700	(3)	0	40,000	12,348
V.P. of Operations	2004	137,842		0	30,000	11,441
	2003	125,814		0	100,000	11,016

(1)	Lists the principal position with the Company as of December 31, 2005.
(2)	The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company’s contributions under its 401(k) Plan. In 2003, the Company paid (i) $1,140 in group life insurance premiums for Ms. Lawrence, (ii) $3,681 and $9,166 in medical insurance premiums for Mr. Gerardi and Ms. Lawrence, respectively; (iii) $597 in dental insurance premiums for Ms. Lawrence; and (iv) $113 in vision insurance premiums for Ms. Lawrence. In 2004, the Company paid (i) $1,142, and $1,285 in group life insurance premiums for Mr. Gerardi and Ms. Lawrence, respectively; (ii) $7,308 and $7,963 in medical insurance premiums for Mr. Gerardi and Ms. Lawrence, respectively; (iii) $490, and $597 in dental insurance premiums for Mr. Gerardi, and Ms. Lawrence, respectively; (iv) $90, and $110 in vision insurance premiums for Mr. Gerardi, and Ms. Lawrence, respectively; and (v) $1,485 in 401(k) Plan contributions for Mrs. Lawrence. In 2005, the Company paid (i) $1,231 and $1,309 in group life insurance premiums for Mr. Gerardi and Ms. Lawrence, respectively; (ii) $19,874 and $8,380 in medical insurance premiums for Mr. Gerardi and Ms. Lawrence, respectively; (iii) $1,043 and $635 in dental insurance premiums for Mr. Gerardi, and Ms. Lawrence, respectively; (iv) $180, and $109 in vision insurance premiums for Mr. Gerardi, and Ms. Lawrence, respectively; and (v) $1,913 in 401(k) Plan contributions for Mrs. Lawrence.
(3)	During the course of 2005, Mr. Gerardi’s salary was increased to $150,000 and Ms. Lawrence’s salary was increased to $140,000.

Stock Options

The following tables set forth certain information concerning option grants during the fiscal year ended December 31, 2005 to the Named Executive Officers and the number and the value of the options held by such persons on December 31, 2005. On December 9, 2005, the Compensation Committee recommended to our Board of Directors and the Board of Directors approved accelerating the vesting of all unvested stock options outstanding under our employee incentive stock compensation plans and our non-employee director stock compensation plans effective as of December 9, 2005. The Board accelerated the vesting of these options to eliminate the Company’s recognition of compensation expense associated with the affected options under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” which will apply to the Company beginning in the first quarter of 2006. Frank Gerardi exercised options to purchase 40,000 shares in 2005.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation Exercise or for Option Term (1)
	Individual Grants			Expiration Date
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Base Price Per Share ($/sh) (3)

Name					5%	10%
Frank Gerardi CEO	150,000	44.0%	$0.76	12/09/2015	$71,694	$181,686

Nadya Lawrence VP of Operations	40,000	11.7%	$0.76	12/09/2015	$19,118	$48,450

(1)	This portion of the table shows the potential realized value of the options granted to each of the Named Executive Officers in 2005, assuming that the market price of the underlying securities appreciate in value from the date of the grant over the 10-year term of the option at annualized appreciation rates of 5% and 10%. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company’s stock price.
(2)	Options to purchase 340,750 shares in total were granted to employees in fiscal year 2005.
(3)	The exercise price for all stock option grants is the fair market value of the Company’s Common Stock on the date of the grant.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND YEAR END 2005

OPTION VALUES

The following table sets forth information concerning the exercise of stock options during fiscal year 2005 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

Name	Shares Acquired On Exercise		Value Realized		No. of Shares Underlying Unexercised Options At Year End 2005 Exerciseable/Unexercisable	Value of Unexercised In-The-Money Options At Year End 2005 Exercisable/Unexercisable (3)
Frank Gerardi CEO	40,000		$24,200	(1)	50,000/0 @ $1.75 90,000/0 @ $1.05 50,000/0 @ $1.27 2,016/0 @ $1.52 150,000/0 @ $0.76	$0/$0 $0/$0 $0/$0 $0/$0 $18,000/0

Nadya Lawrence VP of Operations		(2)		(2)	250/0 @ $1.94 5,000/0 @ $0.50 5,000/0 @ $2.75 5,000/0 @ $0.52 30,000/0 @ $0.80 40,000/0 @ $0.65 100,000/0 @ $1.07 30,000/0 @ $1.27 40,000/0 @ $0.76	$0/$0 $1,900/$0 $0/$0 $1,800/$0 $2,400/$0 $9,200/$0 $0/$0 $0/$0 $4,800/0

(1)	On August 17, 2005, a day when the closing price of the Company’s stock was $1.16, Mr. Gerardi exercised an option with an exercise price of $1.05 per share to acquire 10,000 shares. On June 14, 2005, when the closing price of the Company’s stock was $1.31, Mr. Gerardi exercised an option with an exercise price of $.53 per share to acquire 15,000 shares, and an option with an exercise price of $.55 per share to acquire 15,000 shares. The vesting of 16,666, 16,666 and 16,667 options granted to Gerardi in December, 2004 were accelerated by less than a month, twelve months and twenty-four months, respectively, so that all such options vested on December 9, 2005.
(2)	No options were exercised by Nadya Lawrence during fiscal year 2005. The vesting of 10,000, 10,000 and 10,000 options granted to Ms. Lawrence in 2004 were accelerated by less than one month, twelve months and twenty-four months, respectively, so that all such options vested on December 9, 2005.
(3)	The value of unexercised “in-the-money” options is calculated based upon the amount by which the fair market value of the underlying securities at year-end exceeds the exercise price of the options. The values set forth are based on the fair market value of the underlying securities using the closing price ($0.88) on December 31, 2005.

Equity Compensation Plans

The following table includes information as of December 31, 2005 (and not including the amendments to various equity compensation plans proposed herein) relating to the Company’s 1999 Stock Incentive Plan, 1999 Director Stock Option Plan, and the 1998 Director Stock Plan which comprises all of the equity compensation plans of the Company. The table provides the number of securities to be issued upon the exercise of outstanding options under such plans, the weighted-average exercise price of such outstanding options and the number of securities remaining available for future issuance under such equity compensation plans

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options (a) (1)	Weighted-average exercise price of outstanding options (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders	2,145,548	$1.63	629,449
Equity compensation plans not approved by security holders	—	—	—
Total	2,145,548	$1.63	629,449

(1)	Includes information with respect to the 1999 Stock Incentive Plan, the 1999 Director Stock Option Plan, as such items do not apply to the 1998 Directors Stock Plan.
(2)	Includes information with respect to the 1999 Stock Incentive Plan, the 1999 Director Stock Option Plan, and the 1998 Directors Stock Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Amper, Politziner & Mattia, P.C. to serve as the Company’s independent auditors for the fiscal year ending December 31, 2006. Representatives from Amper, Politziner & Mattia, P.C. may attend the annual meeting. The Company does not have a policy of asking its stockholders to ratify the appointment of auditors.

Change in Independent Auditors

By letter dated May 18, 2004, KPMG LLP notified the Company of its resignation as the Company’s independent auditors. On June 21, 2004, the Audit Committee engaged Amper, Politziner & Mattia, P.C. as the Company’s independent auditors. KPMG LLP’s report on the financial statements of the Company for each of the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report for the fiscal year ended December 31, 2003 included an explanatory paragraph with respect to the Company’s adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, relating to the classification of losses from the extinguishment of debt in 2003.

During the fiscal years ended December 31, 2003 and December 31, 2002 and for the period of January 1, 2004 through May 18, 2004, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements for that fiscal year. During the fiscal years ended December 31, 2003 and December 31, 2002 and for the period of January 1, 2004 through May 18, 2004, there were no reportable events that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

During the fiscal years ended December 31, 2003 and 2002 and for the period of January 1, 2004 through May 18, 2004, the Company did not consult Amper, Politziner & Mattia, P.C. regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Independent Auditors

The following table shows the fees for the audit and other services provided by Amper, Politziner & Mattia, P.C. for fiscal years 2005 and 2004:

	Amper, Politziner & Mattia, P.C.
	2005	2004
Audit Fees (1)	$125,540	$50,980
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$125,540	$50,980

(1)	These are fees for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. These fees represent amounts actually billed in the indicated periods.

Representatives of Amper, Politziner & Mattia, P.C. attended all meetings of the Audit Committee in 2005. The Audit Committee pre-approves and reviews audit services performed by the Company’s independent auditors as well as the fees charged by for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. Amper, Politziner & Mattia, P.C. did not perform any non-audit services for IGI during fiscal year 2005 or 2004.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Market Value (U.S. & Foreign) Index, a peer group over the same period (assuming the investment of $100 in the Company’s Common Stock, the AMEX Market Value (U.S. & Foreign) Index and the peer group on December 31, 2000, and reinvestment of all dividends). The peer group consists of Connetics Corp., Bradley Pharmaceutical Inc., ProCyte Corp., Allergan Inc., Lectec Corp. and Nu Skin Enterprises, Inc.

PROPOSALS WITH RESPECT TO EQUITY PLANS

As set forth below the Company is proposing to amend three of its compensation plans. The benefits to be derived under the increased authorized shares in each of such plans is set forth below:

NEW PLAN BENEFITS

	1999 Director Stock Option Plan		1999 Stock Incentive Plan				1998 Directors Stock Plan
Name and Position	Dollar Value	Number of Units	Dollar Value		Number of Units		Dollar Value	Number of Units
Frank Gerardi, CEO	$0	0		(1)		(1)	0	0
Nadya Lawrence, Vice President of Operations	$0	0		(1)		(1)	0	0
Executive Group	$0	0		(1)		(1)	0	0
Non-Executive Director Group	(1)	200,000		(1)		(1)	(1)	200,000
Non-Executive Officer Employee Group	$0	0		(1)		(1)	0	0

(1)	Cannot Be Determined

PROPOSAL 2—APPROVAL OF AMENDMENT TO INCREASE SHARES

AUTHORIZED UNDER THE 1999 DIRECTOR STOCK OPTION PLAN

The Company proposes to increase the number of shares underlying authorized options under the 1999 Plan by 200,000 from 1,475,000 to 1,675,000. On September 15, 1999, the Company’s Board of Directors adopted the Company’s 1999 Director Stock Option Plan (the “1999 Plan”) and authorized 675,000 shares of Common Stock for issuance under the 1999 Plan. In 2001, stockholders of the Company approved an amendment increasing the number of shares of Common Stock underlying options under the Plan to 1,475,000. The Company does not believe that the current number of shares authorized under the 1999 Plan is adequate for the Company’s needs. As of April 28, 2006, 163,952 shares of Common Stock remained available for future grants of stock options under the 1999 Plan. Shareholders will not have any appraisal rights with respect to the amendments to the 1999 Plan.

Administration and Eligibility

The 1999 Plan and the grant of options thereunder is administered by the Compensation and Stock Option Committee of the Company’s Board of Directors. All non-employee directors of the Corporation are eligible to receive options under the 1999 Plan. As of April 5, 2006, the Company had three non-employee directors. All of the options granted under the 1999 Plan are nonstatutory stock options (NSOs) and become fully vested twelve months after the date of grant.

Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares and (ii) each of the Chairmen of the Audit Committee and the Stock Option and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly-elected director will receive a stock option grant of 15,000 shares at the time of his or her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. For January, 2006, the Board of Directors temporarily waived their rights to receive the aforesaid options, but reserved the right to have such options issued later in the year.

Purchase Price and Option Terms

The price at which shares of Common Stock may be purchased upon the exercise of options granted under the 1999 Plan is equal to the fair market value per share on the date of grant, which is deemed to be the closing price of the Common Stock on the American Stock Exchange on the date of grant. The last sale price of the Company’s Common Stock reported by the American Stock Exchange on April 5, 2006 was $1.59 per share.

Except as the Compensation and Stock Option Committee may otherwise determine or provide in an option grant, options granted under the 1999 Plan cannot be assigned, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and shall be exercised during the lifetime of the optionee and only by the optionee. Such options cease to be exercisable at the earlier of ten years from the date of grant or three years after a director ceases to be a director for any reason. In the event that a director ceases to be a director on account of his or her death, the outstanding options (whether exercisable or not on the date of death) may be exercised within three years after such date (subject to the condition that no such option may be exercised after the expiration of ten years from its date of grant).

Optionees who exercise options to purchase securities under the 1999 Plan may pay cash in the amount of the option exercise price and/or deliver other shares of Common Stock owned by the optionee with a fair market value equal to the exercise price of the option shares to be purchased.

In the event of a dissolution, liquidation, merger, consolidation or reorganization of the Company (an “Event”), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall provide optionees a reasonable notice period during which options which are then exercisable may be exercised.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan.

A participant will not recognize taxable income upon the grant of a nonstatutory stock option (“NSO”). However, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

The grant of an option under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, the sale of any Common Stock acquired under the 1999 Plan will not have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including as a result of the exercise of an NSO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to NSOs under the 1999 Plan who are subject to withholding.

Stockholder Vote Required

The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the amendment of the 1999 Plan.

Board Recommendation

The Board recommends that shareholders vote “FOR” ratification of the Plan Amendments to the 1999 Director Stock Option to increase the number of shares reserved for issuance under such plan from 1,475,000 to 1,675,000.

PROPOSAL 3—AMENDMENT OF 1999 STOCK INCENTIVE PLAN

General

The Board of Directors proposed that the stockholders ratify an amendment (the “Plan Amendments”) to the Company’s 1999 Stock Incentive Plan (the “1999 Incentive Plan”) in order to increase the number of shares of the Company’s Common Stock issuable under the Plan from 2,000,000 to 2,500,000 and to ensure the Plan is compliant with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended relating to deferred compensation. The Board of Directors believes that the 1999 Incentive Plan has been and will continue to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. As of April 28, 2006, 306,200 shares of Common Stock remain available for future grants of awards under the 1999 Incentive Plan. Failure to comply with Section 409A could have adverse tax consequences to participants. The Board of Directors approved the amendments on April 28, 2006, subject to stockholder approval. The closing price of shares of Common Stock as reported by the American Stock Exchange was $1.59 on April 5, 2006. The number of shares of the Company’s Common Stock issuable under the Plan was previously increased from 1,200,000 to 2,000,000. At April 5, 2006 approximately 18 employees of the Company and 4 directors of the Company who are not also employees of the Company were eligible to receive Awards under the 1999 Incentive Plan. Shareholders will not have any appraisal rights with respect to the amendments to the 1999 Incentive Plan.

Summary of the 1999 Incentive Plan

The 1999 Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (“the Code”), non-statutory stock options and restricted stock awards (collectively “Awards”). The 1999 Incentive Plan authorizes the Board to determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option grant, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

No option will be granted for a term in excess of ten years. The 1999 Incentive Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 1999 Incentive Plan, subject, however, in the case of incentive stock options, to any limitation required under the Code. Shares issued under the 1999 Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 1999 Incentive Plan. Subject to adjustment, the maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the 1999 Incentive Plan shall be 300,000 per calendar year. This per-participant limit described shall be construed and applied consistently with Section 162(m) of the Code. The granting of Awards under the 1999 Incentive Plan is discretionary.

Administration

The 1999 Incentive Plan is administered by the Compensation and Stock Option Committee, who then recommends Awards to the Board of Directors for approval. The Board has authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 1999 Incentive Plan as it shall deem advisable. Pursuant to the terms of the 1999 Incentive Plan, the Board of Directors may delegate authority under the 1999 Incentive Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1999 Incentive Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may make appropriate adjustments in connection with the 1999 Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and other certain events that affect the Company’s capitalization.

In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Incentive Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event, or to provide for a cash-out of the value of any outstanding options. Upon the occurrence of an Acquisition Event in the case of restricted stock, the rights of the Company shall inure to the benefit of the Company’s successor. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1999 Incentive Plan.

Amendment or Termination

No Award may be made under the 1999 Incentive Plan after March 16, 2009, but Awards previously granted may extend beyond that date. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option. The Board may also amend, suspend or terminate the 1999 Incentive Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m) of the Code, no Award granted to a participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the 1999 Incentive Plan was required to grant such Award to a particular participant), unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

Additional information concerning the Company’s equity compensation plans and other outstanding warrants is set forth in Notes 9 and 10 to the Notes to consolidated financial statements of the Company filed as part of the Company’s Form 10-KSB Report for the year ended December 31, and is included in the Annual Report to Stockholders that accompanies this Proxy Statement.

Plan Benefits

The Company has not yet determined how the increased 500,000 shares reserved for issuance under the 1999 Incentive Plan will be distributed.

Plan Amendments

As noted above, there are presently 2,000,000 shares of Common Stock authorized for purposes of granting Awards under the 1999 Incentive Plan. The Board of Directors believes that having the ability to grant additional Awards under the 1999 Incentive Plan will enable the Company to attract, retain and motivate key employees and certain third parties. The Plan Amendments, if approved by shareholders, will increase the number of shares of Common Stock available under the 1999 Incentive Plan by 500,000.

As a result of newly enacted Section 409A of the Internal Revenue Code, the amendments to the 1999 Incentive Plan incorporates language providing that the plan comply with the requirements of Section 409A of the Code as it pertains to deferred compensation arrangements. This amendment generally requires that the ancillary award agreements specify, to the extent required, the specific variables to insure compliance. The amendment includes reference to those exceptions to Section 409A that are applicable. The amendment also allows the Board to further amend the Plan to comply with Section 409A.

The text of the Plan Amendments is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Incentive Plan and with respect to the sale of Common Stock acquired under the 1999 Incentive Plan.

Incentive Stock Options.    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the “Grant Date”) and one year from the date the option was exercised (the “Exercise Date”), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale. If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Non-statutory Stock Options.    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the exercise date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock Awards.    A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized. Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant’s basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made or just after the Award is granted if a Section 83(b) Election is made.

Section 409A.    Any award (including Restricted Stock Awards) issued pursuant to our 1999 Stock Incentive Plan, except incentive stock options and nonstatutory options granted with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant, may be subject to the provisions of Section 409A of the Internal Revenue Code and accordingly, subject to special rules.

Under Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution and funding restrictions will be subject to current income tax inclusion, a 20% tax and interest assessment in the year of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. Our 1999 Stock Incentive Plan will be operated in good faith compliance with the provisions of Section 409A, in order to avoid such assessment and will be amended accordingly upon issuance of regulatory guidance, if required.

Tax Consequences to the Company

The grant of an Award under the 1999 Incentive Plan will generally have no immediate tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock (except where the recipient makes a Section 83b Election) acquired under the 1999 Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Incentive Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. To the extent the recipient recognizes ordinary income, the Company may be required to pay its share of FICA and FUTA taxes on such compensation.

Stockholder Vote Required

The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the ratification of the Plan Amendments.

Board Recommendation

The Board recommends that shareholders vote “FOR” ratification of the Plan Amendments to the 1999 Stock Incentive Plan to increase the number of shares reserved for issuance under the 1999 Stock Incentive Plan from 2,000,000 to 2,500,000 and to ensure compliance with Section 409A of the Internal Revenue Code.

PROPOSAL 4—APPROVAL OF AND PROPOSED ADOPTION OF AN AMENDMENT

TO INCREASE THE NUMBER OF SHARES BY 200,000 AUTHORIZED AND

AVAILABLE UNDER THE COMPANY’S 1998 DIRECTORS STOCK PLAN.

The Board of Directors proposes to increase the number of shares authorized and available under the 1998 Directors’ Stock Plan From by 200,000 from 400,000 to 600,000. The Board of Directors adopted the 1998 Directors Stock Plan (the “1998 Directors Stock Plan”) in October 1998 to provide each outside director with the right to receive shares of the Company’s Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors, and authorized 200,000 shares of the Company’s common stock to be reserved for issuance under the 1998 Directors Stock Plan. In 2004 the 1998 Directors Stock Plan was amended to increase the number of authorized and available shares to 400,000. Under the 1998 Directors Stock Plan, each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each Committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each Committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairmen of certain of the Board committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company’s Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

At a Board meeting held on July 19, 2002, the Directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Directors Stock Plan as compensation for service on the Board in an effort to provide the Company with their personal support, commitment and assistance at a pivotal time in its growth and development. On July 19, 2002, the Members of the Board collectively agreed to a 50% reduction in the amount of the share grant compensation payable to each Director under the 1998 Directors Stock Plan for the third and fourth quarters of 2002. Moreover, the Board continued to honor this commitment for the entire year of 2003 in further support of the future success of the Company. At the Company’s Board of Directors meeting held on July 23, 2003, a resolution was unanimously adopted providing that unless and until only in the event that the Company returns to profitability shall the Directors’ compensation be prospectively restored to the full amounts provided by the 1998 Directors Stock Plan as in effect prior to the Directors’ voluntary 50% reduction program in effect since July 19, 2002.

The Company believes that the 1998 Directors Stock Plan has been and will continue to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons to serve as Directors who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities, thereby better aligning the interests of such persons with those of the Company’s stockholders. As of the present date, of the 400,000 shares of the Company’s common stock reserved under the 1998 Directors Stock Plan 36,843 remain for future grants under the 1998 Directors Stock Plan. In 2004 and 2005, no shares were issued to members of the Board as compensation for serving on the Board, however $27,000 remain in accrued liabilities for 2004 and 2005 until shares are issued. Those shares are expected to be issued in the second quarter of 2006. In 2003 and 2002 the Company issued 79,318 and 311 shares of Common Stock as consideration for directors’ fees as provided by the 1998 Directors Stock Plan, which were funded from available shares reserved under the 1999 Stock Incentive Plan as authorized by the terms thereof.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to shares of the Company’s Common Stock issued as compensation for directors’ fees under the 1998 Directors Stock Plan and with respect to the sale of Common Stock issued under 1998 Directors Stock Plan.

Because the stock granted under the 1998 Directors Stock Plan vests immediately a Director will recognize taxable income upon the issuance of shares of common stock under the 1998 Directors Stock Plan as compensation for director’s fees. The participant Director will have a basis in the Common Stock acquired equal to the sum of the issue price and the amount of ordinary compensation income recognized. Upon the disposition of the restricted shares of Common Stock acquired under the 1998 Directors Stock Plan, the participant Director will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant Director’s basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Tax Consequences to the Company

The Company generally will be entitled to a business-expense deduction relating to shares issued to Directors under the 1998 Directors Stock Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Stockholder Vote Required

The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the ratification of the Plan Amendments.

Board Recommendation

The Board recommends that shareholders vote “FOR” ratification of the Plan Amendments to the 1998 Director’s Stock Plan to increase the number of shares reserved for issuance under the 1998 Director’s Stock Plan from 400,000 to 600,000.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2007 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than January 2, 2007, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

If a stockholder of the Company wishes to present a proposal before the 2007 Annual Meeting and the Company has not received notice of such matter on or prior to March 18, 2007, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Frank Gerardi,

CEO & Chairman

April 28, 2006

EXHIBIT A

SECOND AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN OF IGI, INC.

A M E N D M E N T :

1. Increased Authorization.    The first sentence of Section 4(a) of the 1999 Stock Incentive Plan (the “Plan”) is hereby amended in its entirety to read as follows:

“Subject to adjustment under Section 7, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.01 par value per share of the Company (the “Common Stock”).

2. Section 409A Compliance.    Section 10 is added to the Plan as follows:

10. COMPLIANCE WITH SECTION 409A OF THE CODE

10.1 Awards subject to Code Section 409A.    Any award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Section 18, to the extent applicable. The Section 409A Award agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 10.

10.2 Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Stock, cash or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award to a participant shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i) the participant’s separation from service, as determined by the Secretary of the Treasury,

(ii) the date the participant becomes disabled,

(iii) the participant’s death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the Section 409A Award agreement at the date of the deferral of such compensation,

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or

(vi) the occurrence of an unforeseeable emergency with respect to the holder.

(b) In the case of a holder who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the participant’s separation from service (or, if earlier, the date of the participant’s death). For purposes of this subsection (b), a participant shall be a specified employee if such participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

10.3. Prohibition on Acceleration of Benefits.    The time or schedule of any distribution or payment of any shares of Stock, cash or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

10.4. Elections under Section 409A Awards.

(a) Any deferral election provided under or with respect to a holder of a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii), any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(i) In the case of the first year in which a participant, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty (30) days after the date the participant, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii) In the case of any performance-based compensation based on services performed by the participant, over a period of at least twelve (12) months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b) In the event that a Section 409A Award permits, under a subsequent election by the holder of such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock, cash or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i) such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

(ii) in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii) in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

10.5. Compliance in Form and Operation.    A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

10.6 Amendment.    The Board expressly reserves the right to amend the Plan, as required, to comply with any regulatory guidance issued with respect to Section 409A of the Code.

3. Miscellany.    Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

ANNUAL MEETING OF STOCKHOLDERS OF

IGI, INC.

May 24, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. To approve the adoption of an amendment to increase the number of shares by 200,000 as authorized and available under the Company’s 1999 Director Stock Option Plan.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Frank Gerardi O Stephen J. Morris O Terrence O’Donnell O Rajiv Mathur

3. To approve the adoption of an amendment to increase the number of shares by 500,000 as authorized and available under the Company’s 1999 Stock Incentive Plan, and to ensure compliance with Section 409A of the Internal Revenue Code.

			☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)		4. To approve the adoption of an amendment to increase the number of shares by 200,000, as authorized and available under the Company’s 1998 Directors Stock Plan.	☐	☐	☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

IGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management’s proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Frank Gerardi and Carlene A. Lloyd, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the “Company”) to be held on Wednesday, May 24, 2006 at 10:00 a.m. at The Embassy Suites, 4350 PGA Boulevard, Palm Beach Gardens, FL 33410, and at any adjourned sessions thereof, and there to vote, as designated on the reverse side all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

14475